As filed with the Securities and Exchange Commission on June 29, 2017

Registration No. 333-217582

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

AIR INDUSTRIES GROUP
(Exact name of registrant as specified in its charter)

Nevada	80-0948413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3728
(Primary Standard Industrial Classification Code Number)

360 Motor Parkway, Suite
100 Hauppauge, New York
11788 (631) 881-4920
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter D. Rettaliata
Acting President and Chief Executive Officer
Air Industries Group
360 Motor Parkway, Suite 100
Hauppauge, New York 11788
(631) 881-4920
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Vincent J. McGill, Esq. Eaton & Van Winkle LLP 3 Park Avenue, 16th Floor New York, New York 10016 (212) 561-3604	Jonathan J. Russo, Esq. Matthew J. Kane, Esq. Alexandra F. Calcado, Esq. Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, New York 10036 (212) 858-1528

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

Explanatory Note

This amendment is being filed to amend Exhibit 23.2 to Amendment No. 3 to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, New York, on this 29th day of June, 2017.

AIR INDUSTRIES GROUP

By:	/s/ Peter D. Rettaliata
Peter D. Rettaliata
Acting President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Michael Recca
Michael Recca
Chief Financial Officer (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, as amended, this amendment to this Registration Statement on Form S-1 was signed by the following persons on June 29, 2017 in the capacities indicated.

Signature	Capacity

/s/ Peter D. Rettaliata	Acting President, CEO and a Director
Peter D. Rettaliata

/s/ Michael Recca	Chief Financial Officer
Michael Recca

*	Chairman of the Board
Michael N. Taglich

*	Director
Seymour G. Siegel

*	Director
Robert F. Taglich

*	Director
David J. Buonanno

*	Director
Robert Schroeder

*	Director
Michael Brand

* By: /s/ Michael E. Recca

Michael E. Recca, Attorney-in fact